Exhibit 99

Release:	On receipt, Apr. 27, 2023
Media Contact:	Jane Slusark, 515-362-0482, slusark.jane@principal.com
Investor Contact:	Humphrey Lee, 877-909-1105, lee.humphrey@principal.com

Principal Financial Group® Announces First Quarter 2023 Results

Declares second quarter 2023 common stock dividend

 Company Highlights

•	First quarter 2023 net loss attributable to Principal Financial Group®, Inc. (PFG)[1] of $140 million, or $0.58 per diluted share, includes $487 million of loss from exited business.

•	First quarter 2023 non-GAAP operating earnings[2] of $367 million, or $1.48 per diluted share.

•	Returned $306 million of capital to shareholders in first quarter 2023.

•	Assets under management (AUM) of $660 billion, which is included in assets under administration (AUA) of $1.5 trillion. Total company net cash flow of $600 million.

•	Company declares second quarter 2023 common stock dividend of $0.64 per share.

(Des Moines, Iowa) – Principal Financial Group® (Nasdaq: PFG) announced results for first quarter 2023.

•	Non-GAAP net income attributable to PFG excluding loss from exited business[1] for first quarter 2023 of $346.9 million, compared to $338.7 million for first quarter 2022. Non-GAAP net income excluding loss from exited business per diluted share of $1.40 for first quarter 2023 compared to net income per diluted share of $1.28 for first quarter 2022.

•	Non-GAAP operating earnings for first quarter 2023 of $366.8 million, compared to $397.2 million for first quarter 2022. Non-GAAP operating earnings per diluted share of $1.48 for first quarter 2023 compared to $1.51 per diluted share for first quarter 2022.

•	Quarterly common stock dividend of $0.64 per share for second quarter 2023 was authorized by the company’s Board of Directors, bringing the trailing twelve-month dividend to $2.56 per share. The dividend will be payable on June 30, 2023, to shareholders of record as of June 1, 2023.

“The strength and resiliency of our diversified business strategy helped to deliver non-GAAP operating earnings of $367 million in the first quarter and generated $600 million of positive net cash flow. We also returned over $300 million to our shareholders during the quarter,” said Dan Houston, chairman, president, and CEO of Principal®. “Our integrated business model is constructed to be resilient during periods of macroeconomic volatility, positioning us to perform in various economic conditions.”

1 All financial results and periods reflect the adoption of long-duration targeted improvements (LDTI) accounting guidance.

2 Use of non-GAAP financial measures is discussed in this release after segment results. Non-GAAP operating earnings for total company is after tax.

First quarter highlights

•	Retirement and Income Solutions (RIS) sales of $8.8 billion increased 18% from first quarter 2022; operating margin[3] of 38%

•	Principal Global Investors (PGI) managed net cash flow of $0.4 billion and managed AUM of $478.7 billion

•	Principal International (PI) reported net cash flow of $0.8 billion and AUM of $167.1 billion; operating margin[4] of 33%

•	Specialty Benefits premium and fees increased 10% from first quarter 2022 driven by continued strong sales, retention and employment growth

•	Returned $306.0 million of capital to shareholders during the first quarter, including:

o	$150.5 million to repurchase 1.7 million shares of common stock; and

o	$155.5 million of common stock dividends with the $0.64 per share common dividend paid in the first quarter

Strong financial position

•	$1.8 billion of excess and available capital in our holding companies and other subsidiaries

•	Estimated statutory risk-based capital (RBC) ratio for Principal Life Insurance Company of 402%

3 Operating margin for RIS = pre-tax operating earnings divided by net revenue.

4 Operating margin for PI = pre-tax operating earnings divided by combined net revenue (at PFG share).

Segment Results

Retirement and Income Solutions

	Quarter			Trailing Twelve Months
(in millions except percentages or otherwise noted)	1Q23	1Q22	% Change	1Q23	1Q22	% Change
Pre-tax operating earnings[5]	$249.8	$294.2	(15)%	$914.7	$1,028.3	(11)%
Net revenue[6]	$650.1	$732.5	(11)%	$2,534.1	$2,841.5	(11)%
Operating margin	38.4%	40.2%		36.1%	36.2%

•	Pre-tax operating earnings decreased $44.4 million due to lower net revenue partially offset by lower operating expenses.

•	Net revenue decreased $82.4 million primarily due to lower net investment income, lower fee revenue driven by average account values pressured by market depreciation, and impacts from the 2022 reinsurance transaction.

Principal Global Investors

	Quarter			Trailing Twelve Months
(in millions except percentages or otherwise noted)	1Q23	1Q22	% Change	1Q23	1Q22	% Change
Pre-tax operating earnings	$109.1	$143.4	(24)%	$569.7	$710.7	(20)%
Operating revenues less pass-through expenses[7]	$361.5	$396.7	(9)%	$1,542.8	$1,688.8	(9)%
Operating margin[8]	30.5%	36.5%		37.2%	42.4%

Total PGI assets under management (billions)	$478.7	$537.4	(11)%
PGI sourced assets under management (billions)	$245.9	$264.4	(7)%

•	Pre-tax operating earnings decreased $34.3 million primarily due to lower operating revenues less pass-through expenses.

•	Operating revenues less pass-through expenses decreased $35.2 million primarily due to lower management fees from a decrease in average AUM.

5 Pre-tax operating earnings = operating earnings before income taxes and after noncontrolling interest.

6 Net revenue = operating revenues less: benefits, claims and settlement expenses; liability for future policy benefits remeasurement (gain) loss; market risk benefit remeasurement (gain) loss; and dividends to policyholders.

7 The company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measures at the end of the release. The company has determined this measure is more representative of underlying operating revenues growth for PGI as it removes commissions and other expenses that are collected through fee revenue and passed through expenses with no impact to pre-tax operating earnings.

8 Operating margin for PGI = pre-tax operating earnings, adjusted for noncontrolling interest divided by operating revenues less pass-through expenses.

Principal International

	Quarter			Trailing Twelve Months
(in millions except percentages or otherwise noted)	1Q23	1Q22	% Change	1Q23	1Q22	% Change
Pre-tax operating earnings	$78.7	$67.6	16%	$309.8	$321.4	(4)%
Combined net revenue (at PFG share)[9]	$241.5	$225.0	7%	$937.2	$983.8	(5)%
Operating margin	32.6%	30.0%		33.1%	32.7%

Assets under management (billions)	$167.1	$163.5	2%

•	Pre-tax operating earnings increased $11.1 million primarily due to higher combined net revenue.

•	Combined net revenue (at PFG share) increased $16.5 million primarily due to growth in the business and higher AUM.

Specialty Benefits

	Quarter			Trailing Twelve Months
(in millions except percentages or otherwise noted)	1Q23	1Q22	% Change	1Q23	1Q22	% Change
Pre-tax operating earnings	$81.8	$67.8	21%	$430.3	$238.7	80%
Premium and fees	$742.1	$674.3	10%	$2,872.6	$2,590.8	11%
Operating margin[10]	11.0%	10.1%		15.0%	9.2%
Incurred loss ratio	62.5%	66.3%		60.2%	66.7%

•	Pre-tax operating earnings increased $14.0 million due to growth in the business and a decrease in the incurred loss ratio, partially offset by lower net investment income and higher expenses.

•	Premium and fees increased $67.8 million driven by strong sales, retention, and employment growth.

•	Incurred loss ratio decreased primarily due to lower group life mortality and group disability experience.

9 Combined net revenue (a non-GAAP financial measure): net revenue for all PI companies at 100% less pass-through commissions. The company has determined combined net revenue (at PFG share) is more representative of underlying net revenue growth for PI as it reflects our proportionate share of consolidated and equity method subsidiaries. In addition, using this net revenue metric provides a more meaningful representation of our operating margin.

10 Operating margin for Benefits and Protection = pre-tax operating earnings divided by premium and fees.

Life Insurance

	Quarter			Trailing Twelve Months
(in millions except percentages or otherwise noted)	1Q23	1Q22	% Change	1Q23	1Q22	% Change
Pre-tax operating earnings (losses)	$17.5	$25.0	(30)%	$146.5	$139.2	5%
Premium and fees	$224.8	$332.5	(32)%	$814.8	$1,279.5	(36)%
Pre-tax return on premium and fees	7.8%	7.5%		18.0%	10.9%

•	Pre-tax operating earnings decreased $7.5 million as lower net investment income was partially offset by lower COVID-19 claims.

•	Premium and fees decreased $107.7 million driven by the 2022 reinsurance transaction.

Corporate

	Quarter			Trailing Twelve Months
(in millions except percentages or otherwise noted)	1Q23	1Q22	% Change	1Q23	1Q22	% Change
Pre-tax operating losses	$(96.1)	$(129.0)	26%	$(436.5)	$(403.2)	(8)%

•	Pre-tax operating losses decreased $32.9 million primarily due to higher net investment income.

Forward looking and cautionary statements

Certain statements made by the company which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to non-GAAP operating earnings, net income attributable to PFG, net cash flow, realized and unrealized gains and losses, capital and liquidity positions, sales and earnings trends, and management’s beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company’s annual report on Form 10-K for the year ended Dec. 31, 2022, filed by the company with the U.S. Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; conditions in the global capital markets and the economy generally; volatility or declines in the equity, bond or real estate markets; changes in interest rates or credit spreads or a prolonged low interest rate environment; the elimination of the London Inter-Bank Offered Rate (“LIBOR”); the company’s investment portfolio is subject to several risks that may diminish the value of its invested assets and the investment returns credited to customers; the company’s valuation of investments and the determination of the amount of allowances and impairments taken on such investments may include methodologies, estimations and assumptions that are subject to differing interpretations; any impairments of or valuation allowances against the company’s deferred tax assets; the company’s actual experience for insurance and annuity products could differ significantly from its pricing and reserving assumptions; the pattern of amortizing the company’s DAC asset and other actuarial balances may change; changes in laws, regulations or accounting standards; the company’s ability to pay stockholder dividends, make share repurchases and meet its obligations may be constrained by the limitations on dividends or other distributions Iowa insurance laws impose on Principal Life; litigation and regulatory investigations; from time to time the company may become subject to tax audits, tax litigation or similar proceedings, and as a result it may owe additional taxes, interest and penalties in amounts that may be material; applicable laws and the company’s certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests; competition, including from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance; a downgrade in the company’s financial strength or credit ratings; client terminations, withdrawals or changes in investor preferences; the company’s hedging or risk management strategies prove ineffective or insufficient; international business risks; risks arising from participation in joint ventures; the company may need to fund deficiencies in its “Closed Block” assets; the company’s reinsurers could default on their obligations or increase their rates; risks arising from acquisitions of businesses; risks related to administering reinsurance transactions; a pandemic, terrorist attack, military action or other catastrophic event; global climate change; technological and societal changes may disrupt the company’s business model and impair its ability to retain existing customers, attract new customers and maintain its profitability; damage to the company’s reputation; the company may not be able to protect its intellectual property and may be subject to infringement claims; inability to attract, develop and retain qualified employees and sales representatives and develop new distribution sources; an interruption in information technology, infrastructure or other internal or external systems used for business operations, or a failure to maintain the confidentiality, integrity or availability of data residing on such systems; loss of key vendor relationships or failure of a vendor to protect information of our customers or employees; and the company’s enterprise risk management framework may not be fully effective in identifying or mitigating all of the risks to which the company is exposed.

Use of Non-GAAP financial measures

The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts.

Earnings conference call

On Friday, Apr. 28, 2023, at 10:00 a.m. (ET), Chairman, President and Chief Executive Officer Dan Houston and Executive Vice President and Chief Financial Officer Deanna Strable will lead a discussion of results and the impacts on future prospects, asset quality and capital adequacy during a live conference call, which can be accessed as follows:

•	Via live Internet webcast. Please go to investors.principal.com at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.

•	Via telephone by dialing 877-407-0832 (U.S. and Canadian callers) or 201-689-8433 (international callers) approximately 10 minutes prior to the start of the call.

•	Replay of the earnings call via webcast as well as a transcript of the call will be available after the call at investors.principal.com.

The company’s financial supplement and slide presentation is currently available at investors.principal.com, and may be referred to during the call.

About Principal®11

Principal Financial Group® (Nasdaq: PFG) is a global financial company with approximately 19,000 employees12 passionate about improving the wealth and well-being of people and businesses. In business for more than 140 years, we’re helping approximately 62 million customers12 plan, insure, invest, and retire, while working to improve our planet, support the communities where we do business, and build a diverse, inclusive workforce. Principal® is proud to be recognized as one of the 2023 World’s Most Ethical Companies13, a member of the Bloomberg Gender Equality Index, and a Top 10 “Best Places to Work in Money Management14.” Learn more about Principal and our commitment to sustainability, inclusion, and purpose at principal.com.

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11 Principal, Principal and symbol design and Principal Financial Group are trademarks and service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

12 As of March 31, 2023

13 Ethisphere, 2023

14 Pensions & Investments, 2022

Summary of Principal Financial Group, Inc. and Segment Results

	(in millions)
	Three Months Ended,		Trailing Twelve Months,
Principal Financial Group, Inc. Results:	3/31/23	3/31/22	3/31/23	3/31/22
Net income (loss) attributable to PFG	$(140.1)	$338.7	$4,278.1	$1,428.6
(Income) loss from exited business	487.0	-	(2,816.7)	-
Net income (loss) attributable to PFG excluding exited business	$346.9	$338.7	$1,461.4	$1,428.6
Net realized capital (gains) losses, as adjusted	19.9	58.5	127.0	237.9
Non-GAAP Operating Earnings*	$366.8	$397.2	$1,588.4	$1,666.5
Income taxes	74.0	71.8	346.1	368.6
Non-GAAP Pre-Tax Operating Earnings	$440.8	$469.0	$1,934.5	$2,035.1

Segment Pre-Tax Operating Earnings (Losses):
Retirement and Income Solutions	$249.8	$294.2	$914.7	$1,028.3
Principal Asset Management	187.8	211.0	879.5	1,032.1
Benefits and Protection	99.3	92.8	576.8	377.9
Corporate	(96.1)	(129.0)	(436.5)	(403.2)
Total Segment Pre-Tax Operating Earnings	$440.8	$469.0	$1,934.5	$2,035.1

	Per Diluted Share
	Three Months Ended,
	3/31/23	3/31/22
Net income (loss)	$(0.58)	$1.28
(Income) loss from exited business	1.98	0.00
Net income (loss) excluding exited business	$1.40	$1.28
Net realized capital (gains) losses, as adjusted	0.08	0.23
Non-GAAP Operating Earnings	$1.48	$1.51
Weighted-average diluted common shares outstanding (in millions)	247.3	263.8

*U.S. GAAP (GAAP) net income attributable to PFG versus non-GAAP operating earnings

Management uses non-GAAP operating earnings, which is a financial measure that excludes the effect of net realized capital gains and losses, as adjusted, income (loss) from exited business and other after-tax adjustments the company believes are not indicative of overall operating trends, for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of non-GAAP operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company’s businesses.

Selected Balance Sheet Statistics

	Period Ended,
	3/31/23	12/31/22
Total assets (in billions)	$299.4	$290.6
Stockholders’ equity (in millions)	$10,260.8	$10,017.8
Total common equity (in millions)	$10,217.9	$9,976.7
Total common equity excluding cumulative change in fair value of funds withheld embedded derivative and accumulated other comprehensive income (AOCI) other than foreign currency translation adjustment (in millions)	$12,587.7	$12,398.5
End of period common shares outstanding (in millions)	243.1	243.5
Book value per common share	$42.03	$40.97
Book value per common share excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment	$51.78	$50.92

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions, except as indicated)

	Period Ended,
	3/31/23	12/31/22
Stockholders’ Equity, Excluding AOCI Other Than Foreign Currency Translation Adjustment, Available to Common Stockholders:
Stockholders’ equity	$10,260.8	$10,017.8
Noncontrolling interest	(42.9)	(41.1)
Stockholders’ equity available to common stockholders	10,217.9	9,976.7
Cumulative change in fair value of funds withheld embedded derivative	(2,390.6)	(2,885.6)
AOCI, other than foreign currency translation adjustment	4,760.4	5,307.4
Stockholders’ equity, excluding AOCI other than cumulative change in fair value of funds withheld embedded derivative and foreign currency translation adjustment, available to common stockholders	$12,587.7	$12,398.5

Book Value Per Common Share, Excluding AOCI Other Than Foreign Currency Translation Adjustment:
Book value per common share	$42.03	$40.97
Cumulative change in fair value of funds withheld embedded derivative and AOCI, other than foreign currency translation adjustment	9.75	9.95
Book value per common share, excluding AOCI other than foreign currency translation adjustment	$51.78	$50.92

Principal Financial Group, Inc. Reconciliation of U.S. GAAP to Non-GAAP Financial Measures (in millions)
	Three Months Ended,		Trailing Twelve Months,
	3/31/23	3/31/22	3/31/23	3/31/22
Income Taxes:
Total GAAP income taxes (benefit)	$(78.0)	$35.2	$1,076.3	$231.1
Net realized capital gains (losses) tax adjustments	8.2	18.1	46.7	84.2
Exited business tax adjustments	121.3	-	(835.1)	-
Income taxes related to equity method investments and noncontrolling interest	22.5	18.5	58.2	53.3
Income taxes	$74.0	$71.8	$346.1	$368.6

Net Realized Capital Gains (Losses):
GAAP net realized capital gains (losses)	$(66.0)	$(136.6)	$(111.5)	$(200.1)

Market value adjustments to fee revenues	-	-	0.7	(0.2)
Net realized capital gains (losses) related to equity method investments	0.2	(3.6)	(11.2)	(20.5)
Derivative and hedging-related revenue adjustments	2.1	(32.0)	(57.2)	(129.6)
Certain variable annuity fees	18.4	20.0	74.3	81.3
Sponsored investment fund adjustments	6.1	5.8	22.5	22.1
Capital gains distributed – operating expenses	15.8	58.9	59.8	2.5
Amortization of actuarial balances	-	6.6	(6.7)	(1.3)
Market value adjustments of embedded derivatives	3.0	(16.4)	(21.5)	(25.7)
Market value adjustments of market risk benefits	(6.5)	(22.7)	(141.0)	(48.5)
Capital gains distributed – cost of interest credited	2.6	32.1	4.0	2.2
Net realized capital gains (losses) tax adjustments	8.2	18.1	46.7	84.2
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	(3.8)	11.3	14.1	(4.3)
Total net realized capital gains (losses) after-tax adjustments	46.1	78.1	(15.5)	(37.8)

Net realized capital gains (losses), as adjusted	$(19.9)	$(58.5)	$(127.0)	$(237.9)

Income (Loss) from Exited Business:
Pre-tax impacts of exited business:
Strategic review costs and impacts	$-	$-	$40.4	$-
Amortization of reinsurance losses	(22.1)	-	(78.8)	-
Other impacts of reinsured business	(40.6)	-	(166.4)	-
Net realized capital gains (losses) on funds withheld assets	81.0	-	830.4	-
Change in fair value of funds withheld embedded derivative	(626.6)	-	3,026.2	-
Tax impacts of exited business	121.3	-	(835.1)	-
Total (income) loss from exited business	$(487.0)	$-	$2,816.7	$-

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions)

	Three Months Ended,		Trailing Twelve Months,
	3/31/23	3/31/22	3/31/23	3/31/22
Principal Global Investors Operating Revenues Less Pass-Through Expenses:
Operating revenues	$392.7	$435.3	$1,672.9	$1,848.1
Commissions and other expenses	(31.2)	(38.6)	(130.1)	(159.3)
Operating revenues less pass-through expenses	$361.5	$396.7	$1,542.8	$1,688.8

Principal International Combined Net Revenue (at PFG Share)
Pre-tax operating earnings	$78.7	$67.6	$309.8	$321.4
Combined operating expenses other than pass-through commissions (at PFG share)	162.8	157.4	627.4	662.4
Combined net revenue (at PFG share)	$241.5	$225.0	$937.2	$983.8